EXHIBIT 99.1

Trimble Reports Third Quarter 2009 Revenue of $269.7 Million:
Non-GAAP Earnings Per Share of $0.25

SUNNYVALE, Calif., Oct. 27, 2009 – Trimble (NASDAQ: TRMB) today announced revenue of $269.7 million for its third quarter ended Oct. 2, 2009, down approximately 18 percent from revenue of $328.1 million in the third quarter of 2008.

Operating income for the third quarter of 2009 was $20.2 million, down approximately 63 percent from the third quarter of 2008. Operating margin in the third quarter of 2009 was 7.5 percent, as compared to an operating margin of 16.5 percent in the third quarter of 2008.

Amortization of intangibles was $13.6 million in the third quarter of 2009, as compared to $11.1 million in the third quarter of 2008. The impact of stock-based compensation expense was $4.5 million, as compared to $3.8 million in the third quarter of 2008. There was also $1.1 million in restructuring expense, no acquisition-related inventory step-up charge, and $0.6 million in non-recurring acquisition costs in the third quarter of 2009.  This compares to $0.5 million in restructuring expense, $0.4 million in acquisition-related inventory step-up, and no non-recurring acquisition costs in the third quarter of 2008. Excluding these items, non-GAAP operating income of $40.0 million was down 43 percent, as compared to the third quarter of 2008. Non-GAAP operating margin was 14.8 percent in the third quarter of 2009, as compared to 21.3 percent in the third quarter of 2008.

Third quarter 2009 net income was $15.6 million, down 60 percent, as compared to the third quarter of 2008. Diluted earnings per share for the third quarter of 2009 was $0.13, as compared to diluted earnings per share of $0.31 in the third quarter of 2008.

Adjusting for the items noted above, non-GAAP net income of $30.2 million for the third quarter of 2009 was down 40 percent, as compared to the third quarter of 2008. Non-GAAP earnings per share for the third quarter of 2009 was $0.25, as compared to non-GAAP earnings per share of $0.40 in the third quarter of 2008.

Cash flow from operations for the first nine months of 2009 was $139.1 million, as compared to $141.9 million in the first nine months of 2008.

“During the third quarter we saw early signs of recovery in some elements of the Engineering and Construction segment in the U.S. Additionally, we had a number of large contractual wins in the Mobile Solutions segment, where the pipeline generally remains strong,” said Steven W. Berglund, Trimble’s president and chief executive officer. “We did see a year to year fall in Field Solutions revenue, reflecting the change in market sentiment within the agriculture market,” Berglund continued.  “Although economic conditions remain volatile and uncertain, we now believe we have the capability to provide double digit revenue growth in 2010 with significantly higher earnings growth.”

Trimble Results by Business Segment
Segment operating income is revenue less cost of goods sold and operating expenses, excluding general corporate expenses, restructuring expenses, amortization of intangibles, non-recurring acquisition costs, and the impact of stock-based compensation expense.

Engineering and Construction (E&C)
Third quarter 2009 E&C revenue was $149.4 million, down approximately 22 percent as compared to the third quarter of 2008, largely due to continued recessionary conditions in Europe and North America.

Operating income in E&C for the third quarter 2009 was $21.1 million, or 14.1 percent of revenue, as compared to $41.6 million, or 21.7 percent of revenue, in the third quarter of 2008.

In the third quarter of 2009, non-GAAP operating income in E&C was $22.7 million, or 15.2 percent of revenue, as compared to $42.7 million, or 22.3 percent of revenue, in the third quarter of 2008. The decline in non-GAAP operating margin was primarily due to lower revenue.

Field Solutions
Third quarter 2009 Field Solutions revenue was $55.7 million, down 14 percent as compared to the third quarter of 2008.  The revenue decline was driven by lower agriculture product sales.

Operating income in Field Solutions for the third quarter 2009 was $16.3 million, or 29.3 percent of revenue, as compared to $22.1 million, or 34.3 percent of revenue, in the third quarter of 2008.

In the third quarter of 2009, non-GAAP operating income in Field Solutions was $16.6 million, or 29.8 percent of revenue, as compared to $22.3 million, or 34.6 percent of revenue, in the third quarter of 2008.  The decrease in non-GAAP operating margin was due to lower revenue.

Mobile Solutions
Third quarter 2009 Mobile Solutions revenue was $39.6 million, down approximately 3 percent as compared to the third quarter of 2008.  The decline in revenue was primarily attributable to lower sales of ready mix hardware.

Operating income in Mobile Solutions for the third quarter 2009 was $3.4 million, or 8.5 percent of revenue, as compared to $3.6 million, or 8.8 percent of revenue, in the third quarter of 2008.

In the third quarter of 2009, non-GAAP operating income in Mobile Solutions was $4.3 million, or 10.9 percent of revenue, down from 11.2 percent of revenue in the third quarter of 2008.

Advanced Devices
Third quarter 2009 Advanced Devices revenue was $25.1 million, down approximately 19 percent as compared to the third quarter of 2008.  The decline in third quarter revenue was due to lower sales of embedded, timing and Applanix products.

Operating income in Advanced Devices for the third quarter 2009 was $4.5 million, or    17.9 percent of revenue, as compared to $6.8 million, or 22.0 percent of revenue, in the third quarter of 2008.

In the third quarter of 2009, non-GAAP operating income in Advanced Devices was $4.9 million, or 19.5 percent of revenue, as compared to 23.1 percent of revenue in the third quarter of 2008.  The reduction in non-GAAP operating margin was due to product mix.

Use of Non-GAAP Financial Information
To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The specific non-GAAP measures which we use along with a reconciliation to the nearest comparable GAAP measures and the explanation for why management chose to exclude selected items and the additional purposes for which these non-GAAP measures are used can be found at the end of this release. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Management generally compensates for the limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release.  Additional financial information about our use of non-GAAP results can be found on the investor relations page of our Web site at http://investor.trimble.com.

Forward Looking Guidance
For the fourth quarter of 2009 Trimble expects revenue between $265 million and $270 million, with GAAP earnings per share of $0.08 to $0.10 and non-GAAP earnings per share of $0.19 to $0.21. Non-GAAP guidance for the fourth quarter of 2009 excludes the amortization of intangibles of $14.8 million related to previous acquisitions and the anticipated impact of stock-based compensation expense of $5.0 million. Both GAAP and non-GAAP earnings per share assume a 30 percent to 32 percent tax rate and 123 million shares outstanding.

Investor Conference Call / Webcast Details
Trimble will hold a conference call on Oct. 27, 2009 at 1:30 p.m. PT to review its third quarter 2009 results. It will be broadcast live on the Web at http://investor.trimble.com.  Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (706) 634-6089 (international).  A replay of the call will be available for seven days at (800) 642-1687 (U.S.) or (706) 645-9291 (international) and the pass code is 35065165. The replay will also be available on the Web at the address above.

About Trimble
Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location—including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978, Trimble is headquartered in Sunnyvale, Calif.

For more information visit Trimble's Web site at www.trimble.com.

Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations for future financial market and economic conditions, the ability to deliver the operating margins, revenue, and earnings per share that Trimble has guided for fourth quarter 2009, changes in tax-rate, estimated restructuring costs, the anticipated impact of stock-based compensation expense and the amortization of intangibles related to previous acquisitions and when we can return to year-over-year revenue growth.  These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. If the current global recessionary conditions in the U.S. and Europe worsen or do not improve it may negatively impact our customers’ purchasing decisions worldwide, including in emerging markets. In addition, the Company's results may be adversely affected if the Company is unable to market, manufacture, and ship new products.  Any weakening of our accounts receivable or write-off of goodwill could also impair our financial results. Any failure to achieve predicted results could negatively impact the Company's revenues, cash flow from operations, and other financial results. The Company’s financial results will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Oct-2,	Sep-26,	Oct-2,	Sep-26,
	2009	2008	2009	2008

Revenue	$269,713	$328,087	$848,730	$1,061,150
Cost of sales	137,255	162,464	429,514	534,052
Gross margin	132,458	165,623	419,216	527,098
Gross margin (%)	49.1%	50.5%	49.4%	49.7%

Operating expenses
Research and development	33,250	35,348	100,844	112,097
Sales and marketing	47,022	48,664	141,120	151,727
General and administrative	23,237	22,072	75,901	70,051
Restructuring	872	21	5,797	2,435
Amortization of purchased intangible assets	7,912	5,462	22,411	15,768
Total operating expenses	112,293	111,567	346,073	352,078

Operating income	20,165	54,056	73,143	175,020

Non-operating income, net
Interest income	124	404	546	1,369
Interest expense	(450)	(214)	(1,408)	(1,389)
Foreign currency transaction gain, net	792	117	760	2,338
Income (loss) from joint ventures, net	(151)	2,163	369	6,796
Other income (expense), net	1,081	(907)	1,528	(1,661)
Total non-operating income, net	1,396	1,563	1,795	7,453

Income before taxes	21,561	55,619	74,938	182,473

Income tax provision	5,714	16,552	20,244	54,740
Net income	15,847	39,067	54,694	127,733
Less: Net income attributable to noncontrolling interests	270	-	795	-
Net income attributable to Trimble Navigation Ltd.	$15,577	$39,067	$53,899	$127,733

Earnings per share attributable to Trimble Navigation Ltd.
Basic	$0.13	$0.32	$0.45	$1.05
Diluted	$0.13	$0.31	$0.44	$1.02

Shares used in calculating earnings per share:
Basic	120,047	120,603	119,620	121,171
Diluted	122,854	124,423	121,893	125,071

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Oct-2,	Jan-2
	2009	2009
Assets

Current assets:
Cash and cash equivalents	$222,099	$147,531
Accounts receivables, net	202,453	204,269
Other receivables	10,350	17,540
Inventories, net	160,420	160,893
Deferred income taxes	41,720	41,810
Other current assets	19,854	16,404
Total current assets	656,896	588,447

Property and equipment, net	46,903	50,175
Goodwill	765,484	715,571
Other purchased intangible assets, net	216,619	228,901
Other non-current assets	45,739	51,922

Total assets	$1,731,641	$1,635,016

Liabilities

Current liabilities:
Current portion of long-term debt	$49	$124
Accounts payable	50,256	49,611
Accrued compensation and benefits	45,526	41,291
Deferred revenue	69,946	55,241
Accrued warranty expense	14,081	13,332
Other accrued liabilities	36,099	63,719
Total current liabilities	215,957	223,318

Non-current portion of long-term debt	151,455	151,464
Non-current deferred revenue	8,034	12,418
Deferred income taxes	39,830	42,207
Other non-current liabilities	64,754	61,553
Total liabilities	480,030	490,960

Commitments and contingencies

Equity

Shareholders’ equity:
Common stock	713,593	684,831
Retained earnings	481,820	427,921
Accumulated other comprehensive income	51,454	27,649
Total Trimble Navigation Ltd. shareholders’ equity	1,246,867	1,140,401
Noncontrolling interests	4,744	3,655
Total equity	1,251,611	1,144,056

Total liabilities and equity	$1,731,641	$1,635,016

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	Oct-2,	Sep-26,
	2009	2008

Cash flow from operating activities:
Net Income	$54,694	$127,733

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	13,941	14,287
Amortization expense	38,968	32,999
Provision for doubtful accounts	2,933	597
Amortization of debt issuance cost	169	169
Deferred income taxes	(9,268)	(14,235)
Stock-based compensation	13,321	11,603
Equity gain from joint ventures	(369)	(6,796)
Gain on bargain purchase	(386)	-
Excess tax benefit for stock-based compensation	(1,304)	(5,847)
Provision for excess and obsolete inventories	2,943	2,672
Other non-cash items	(2,542)	179

Add decrease (increase) in assets:
Accounts receivables	2,613	(16,230)
Other receivables	6,288	1,598
Inventories	1,300	(16,165)
Other current and non-current assets	1,915	(201)

Add increase (decrease) in liabilities:
Accounts payable	(1,068)	(1,859)
Accrued compensation and benefits	2,273	(7,426)
Accrued liabilities	1,947	725
Deferred revenue	10,753	2,862
Income taxes payable	-	15,280
Net cash provided by operating activities	139,121	141,945

Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(50,824)	(69,310)
Acquisition of property and equipment	(9,541)	(11,293)
Acquisitions of intangible assets	(26,839)	(349)
Dividends received	2,896	3,148
Other	(379)	195
Net cash used in investing activities	(84,687)	(77,609)

Cash flow from financing activities:
Issuance of common stock	13,673	22,119
Excess tax benefit for stock-based compensation	1,304	5,847
Repurchase and retirement of common stock	-	(115,851)
Proceeds from long-term debt and revolving credit lines		51,000
Payments on long-term debt and revolving credit lines	(168)	(60,316)
Net cash provided by (used in) financing activities	14,809	(97,201)

Effect of exchange rate changes on cash and cash equivalents	5,325	142

Net decrease in cash and cash equivalents	74,568	(32,723)
Cash and cash equivalents - beginning of period	147,531	103,202

Cash and cash equivalents - end of period	$222,099	$70,479

REPORTING SEGMENTS
(Dollars in thousands)
(Unaudited)

	Reporting Segments
	Engineering
	and	Field	Mobile	Advanced
	Construction	Solutions	Solutions	Devices

THREE MONTHS ENDED OCTOBER 2, 2009:
Revenue	$149,384	$55,654	$39,572	$25,103

Operating income before corporate allocations:	$21,131	$16,286	$3,367	$4,488
Operating margin (% of segment external net revenues)	14.1%	29.3%	8.5%	17.9%

THREE MONTHS ENDED SEPTEMBER 26, 2008:
Revenue	$191,858	$64,354	$40,822	$31,053

Operating income before corporate allocations:	$41,560	$22,058	$3,602	$6,835
Operating margin (% of segment external net revenues)	21.7%	34.3%	8.8%	22.0%

NINE MONTHS ENDED OCTOBER 2, 2009:
Revenue	$424,275	$234,598	$116,925	$72,932

Operating income before corporate allocations:	$42,800	$88,637	$10,163	$13,633
Operating margin (% of segment external net revenues)	10.1%	37.8%	8.7%	18.7%

NINE MONTHS ENDED SEPTEMBER 26, 2008:
Revenue	$599,057	$242,461	$127,118	$92,514

Operating income before corporate allocations:	$123,675	$91,961	$7,997	$18,105
Operating margin (% of segment external net revenues)	20.6%	37.9%	6.3%	19.6%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

		Three Months Ended				Nine Months Ended
		Oct-2,		Sep-26,		Oct-2,		Sep-26,
		2009		2008		2009		2008
		Dollar	% of	Dollar	% of		% of		% of
		Amount	Revenue	Amount	Revenue		Revenue		Revenue
GROSS MARGIN:
GAAP gross margin:		$132,458	49.1%	$165,623	50.5%	$419,216	49.4%	$527,098	49.7%
Restructuring	( A )	270	0.1%	430	0.1%	3,333	0.4%	1,360	0.1%
Amortization of purchased intangibles	( B )	5,661	2.1%	5,681	1.7%	16,421	1.9%	17,097	1.6%
Stock-based compensation	( C )	453	0.2%	453	0.2%	1,368	0.2%	1,433	0.1%
Amortization of acquisition-related inventory step-up	( D )	-	0.0%	418	0.1%	470	0.0%	601	0.1%
Non-GAAP gross margin:		$138,842	51.5%	$172,605	52.6%	$440,808	51.9%	$547,589	51.6%

OPERATING EXPENSES:
GAAP operating expenses:		$112,293		$111,567		$346,073		$352,078
Restructuring	( A )	(872)		(21)		(5,797)		(2,435)
Amortization of purchased intangibles	( B )	(7,912)		(5,462)		(22,411)		(15,768)
Stock-based compensation	( C )	(4,088)		(3,373)		(11,953)		(10,170)
Non-recurring acquisition costs	( E )	(577)		-		(3,382)		-
Non-GAAP operating expenses:		$98,844		$102,711		$302,530		$323,705

OPERATING INCOME:
GAAP operating income:		$20,165	7.5%	$54,056	16.5%	$73,143	8.6%	$175,020	16.5%
Restructuring	( A )	1,142	0.4%	451	0.1%	9,130	1.1%	3,795	0.4%
Amortization of purchased intangibles	( B )	13,573	5.0%	11,143	3.4%	38,832	4.6%	32,865	3.1%
Stock-based compensation	( C )	4,541	1.7%	3,826	1.2%	13,321	1.6%	11,603	1.1%
Amortization of acquisition-related inventory step-up	( D )	-	0.0%	418	0.1%	470	0.0%	601	0.0%
Non-recurring acquisition costs	( E )	577	0.2%	-	0.0%	3,382	0.4%	-	0.0%
Non-GAAP operating income:		$39,998	14.8%	$69,894	21.3%	$138,278	16.3%	$223,884	21.1%

NET INCOME:
GAAP net income attributable to Trimble Navigation Ltd.		$15,577		$39,067		$53,899		$127,733
Restructuring	( A )	1,142		451		9,130		3,795
Amortization of purchased intangibles	( B )	13,573		11,143		38,832		32,865
Stock-based compensation	( C )	4,541		3,826		13,321		11,603
Amortization of acquisition-related inventory step-up	( D )	-		418		470		601
Non-recurring acquisition costs	( E )	577		-		2,996		-
Income tax effect on non-GAAP adjustments	( F )	(5,256)		(4,713)		(17,411)		(14,620)
Non-GAAP net income attributable to Trimble Navigation Ltd.		$30,154		$50,192		$101,237		$161,977

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.13		$0.31		$0.44		$1.02
Restructuring	( A )	0.01		0.01		0.07		0.03
Amortization of purchased intangibles	( B )	0.11		0.09		0.32		0.26
Stock-based compensation	( C )	0.04		0.03		0.11		0.09
Amortization of acquisition-related inventory step-up	( D )	-		-		-		0.01
Non-recurring acquisition costs	( E )	-		-		0.03		-
Income tax effect on non-GAAP adjustments	( F )	(0.04)		(0.04)		(0.14)		(0.11)
Non-GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.25		$0.40		$0.83		$1.30

OPERATING LEVERAGE:
Increase (decrease) in non-GAAP operating income		$(29,896)				$(85,606)
Increase (decrease) in revenue		$(58,374)				$(212,420)
Operating leverage (increase in non-GAAP operating
income as a % of increase in revenue)		N/A				N/A

			% of Segment		% of Segment		% of Segment		% of Segment
			Revenue		Revenue		Revenue		Revenue
SEGMENT OPERATING INCOME:
Engineering and Construction
GAAP operating income before corporate allocations:		$21,131	14.1%	$41,560	21.7%	$42,800	10.1%	$123,675	20.6%
Stock-based compensation	( G )	1,563	1.1%	1,146	0.6%	4,302	1.0%	3,193	0.6%
Non-GAAP operating income before corporate allocations:		$22,694	15.2%	$42,706	22.3%	$47,102	11.1%	$126,868	21.2%

Field Solutions
GAAP operating income before corporate allocations:		$16,286	29.3%	$22,058	34.3%	$88,637	37.8%	$91,961	37.9%
Stock-based compensation	( G )	293	0.5%	203	0.3%	775	0.3%	600	0.3%
Non-GAAP operating income before corporate allocations:		$16,579	29.8%	$22,261	34.6%	$89,412	38.1%	$92,561	38.2%

Mobile Solutions
GAAP operating income before corporate allocations:		$3,367	8.5%	$3,602	8.8%	$10,163	8.7%	$7,997	6.3%
Stock-based compensation	( G )	958	2.4%	987	2.4%	3,205	2.7%	3,582	2.8%
Non-GAAP operating income before corporate allocations:		$4,325	10.9%	$4,589	11.2%	$13,368	11.4%	$11,579	9.1%

Advanced Devices
GAAP operating income before corporate allocations:		$4,488	17.9%	$6,835	22.0%	$13,633	18.7%	$18,105	19.6%
Stock-based compensation	( G )	397	1.6%	337	1.1%	1,068	1.5%	979	1.0%
Non-GAAP operating income before corporate allocations:		$4,885	19.5%	$7,172	23.1%	$14,701	20.2%	$19,084	20.6%

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands)
(Unaudited)

The non-GAAP financial measures included in the previous table are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP diluted net income per share and operating leverage, and non-GAAP segment operating income before corporate allocations.    These non-GAAP measures can be used to evaluate the Company's historical and prospective financial performance, as well as its performance relative to competitors.  The Company believes some of its investors track the Company's "core operating performance" as a means of evaluating the Company's performance in the ordinary, ongoing, and customary course of its operations.  Management also believes that looking at its core operating performance provides a supplemental way to provide consistency in period to period comparisons.  Accordingly, management excludes from non-GAAP those items relating to restructuring, amortization of purchased intangibles, stock based compensation, amortization of acquisition-related inventory step-up and non-recurring acquisition costs, which the Company believes are not indicative of its core operating performance.

(A)
Restructuring. Included in our GAAP presentation of cost of sales and operating expenses, restructuring costs recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings.  We exclude restructuring from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(B)
Amortization of purchased intangibles.  Included in our GAAP presentation of cost of sales and operating expenses, amortization of purchased intangibles recorded arise from prior acquisitions and are non-cash in nature.  We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C)
Stock-based compensation. Included in our GAAP presentation of cost of sales and operating expenses, stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan determined in accordance with SFAS 123(R).  We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.   For the three months and nine months ended October 2, 2009 and September 26, 2008, stock-based compensation was allocated as follows:

	Three Months Ended		Nine Months Ended
	Oct-2,	Sep-26,	Oct-2,	Sep-26,
	2009	2008	2009	2008
Cost of sales	$453	$453	$1,368	$1,433
Research and development	866	796	2,504	2,629
Sales and Marketing	1,134	937	3,200	2,898
General and administrative	2,088	1,640	6,249	4,643
	$4,541	$3,826	$13,321	$11,603

(D)
Amortization of acquisition-related inventory step-up.  The purchase accounting entries associated with our business acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of the inventory.  Included in our GAAP presentation of cost of sales, the increase in inventory value is amortized to cost of sales over the period that the related product is sold.  We exclude inventory step-up amortization from our non-GAAP measures because we do not believe it is indicative of our core operating performance.

(E)
Non-recurring acquisition costs.  Included in our GAAP presentation of operating expenses and non-operating income, net, non-recurring acquisition costs consist of external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence and integration costs.  Also included are unusual acquisition related items such as a gain on bargain purchase (resulting from the fair value of indentifiable net assets acquired exceeding the consideration transferred) and payments made to settle earnout disputes.  We exclude these items because they are non-recurring and unique to specific acquisitions and are not indicative of our core operating performance.

(F)	Income tax effect on non-GAAP adjustments. This amounts adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP net income.

(G)
Stock-based Compensation. The amounts consist of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan determined in accordance with SFAS 123(R). As referred to above we exclude stock-based compensation here because investors may view it as not reflective of our core operating performance.  However, management does include stock-based compensation for budgeting and incentive plans as well as for reviewing internal financial reporting. We discuss our operating results by segment with and without stock-based compensation expense, as we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations.  Stock-based compensation not allocated to the reportable segments was approximately $1,330K and $1,153K for the three months ended October 2, 2009 and September 26, 2008, respectively and $3,971K and $3,249K for the nine months ended October 2, 2009 and September 26, 2008, respectively.